Exhibit 10.55(f)

EXECUTION COPY

CONFIDENTIAL PORTION MARKED [*************] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                      FIRST AMENDMENT TO LEASE AGREEMENT #2

         THIS FIRST AMENDMENT (this "Amendment") is made by and between METROMEDIA FIBER NETWORK SERVICES, INC., a Delaware corporation ("MFN") and WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company ("Lessee").

                                   Background

Lessee and MFN are parties to that certain Lease Agreement #2 dated April 26, 2002 (the "Agreement #2").

On May 20, 2002, MFN and most of its direct and indirect domestic subsidiaries each filed voluntary petitions for reorganization pursuant to Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and MFN is currently operating its business and managing its property as a debtor-in-possession (the "Pending Bankruptcy Case").

The parties now wish to amend the Agreement #2 in accordance with the terms set forth in this Amendment.

NOW THEREFORE, for mutual consideration, the value of which the parties acknowledge, the terms of the Agreement #2 are amended as follows:

1. Capitalized terms not otherwise defined in this Amendment have the meaning ascribed in the Agreement #2.

2. The definition of "Term" is deleted and replaced with the following:

"'TERM' begins on the date of full execution of the First Amendment to this Agreement #2 and includes the initial term and any subsequent renewal terms."

3. Section 3.2 is hereby amended to substitute "54,324 fiber miles" for 42,024 fiber miles in the first sentence.

4. The following Section 3.6 is added to the Agreement #2:

"TERM. The initial term of the agreement expires three (3) years after the Effective Date of the First Amendment to this Agreement #2, with five (5) 3-year renewal periods. Unless Lessee provides a minimum of 60 days notice of termination prior to the expiration of the then-current term, the Agreement #2 automatically renews under the same terms and conditions."

5. Section 4.1 is deleted and replaced with the following:

"Lessee shall make monthly payments to MFN in advance during the Term. Pricing for new orders, unless otherwise agreed, will be calculated as [******] per fiber mile per month based on the fiber miles set forth in each Product Order, provided, however, if Lessee Fiber is designated


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in the Product Order as "Unrestricted Fiber" then the pricing for such unrestricted fiber will be [****] per fiber mile per month ("Lease Payments"). For purposes of the Agreement #2, "Unrestricted Fiber" refers to Lessee Fiber which may be subleased as dark fiber. Notwithstanding the forging, all Product Orders are subject to minimum pricing of [******] per month for the first 4 fibers and [******] per month for each additional fiber pair thereafter and Lessee may not lease more than [***] of its total Lessee Fibers as Unrestricted Fiber. The right to lease unrestricted fiber automatically terminates upon a change of control of Lessee; provided, however, that a change of control resulting from the recapitalization of Lessee's parent company, Williams Communications Group, Inc. as part of its current Chapter 11 proceedings will not cause a termination of Lessee's sublease rights so long as Lessee is not thereafter controlled by a third-party telecommunications provider. MFN represents that the fiber miles stated in each Product Order, are either the actual fiber miles (calculated as the route miles traversed by the Lessee Fiber multiplied by the number of Lessee Fiber on the route) or a bona fide estimate thereof, such estimate calculated utilizing OTDR distances less ten percent (10%)."

6. Section 20.3 is deleted and replaced with the following:

"RESTRICTION OF TRANSFER OF DARK FIBER RIGHTS. MFN is providing the Lessee Fiber for Lessee's exclusive use. Except to the extent Lessee pays for the right to sublease the Lessee Fiber as contemplated in Section 4.1, Lessee may not sublease, swap, assign, license, sublicense, sell or share the Lessee Fiber as "dark fiber," as such term is commonly understood in the telecommunications industry.

7. The following Section 17.7 is added to the Agreement #2:

"CROSS DEFAULT. MFN and Lessee are parties to a Lease Agreement dated April 26, 2002 pursuant to which MFN is the lessee (the "Longhaul Agreement"). The parties agree that a default under the Longhaul Agreement is deemed a default under this Agreement #2, giving the non-defaulting party the right to terminate if the Longhaul Agreement is likewise terminated. The right to terminate under this
Section 17.7 automatically expires if the non-defaulting party does not provide notice, within 60 days of termination of the Longhaul Agreement, of its intent to exercise its right to terminate this Agreement #2. Such termination shall be effective 120 days after such notice, if given.

7. EFFECTIVE DATE. This Amendment is effective upon the date of the last signature hereto ("Effective Date"). Notwithstanding the foregoing, the parties acknowledge that the Amendment must be approved by the Bankruptcy Court pursuant to an order, in form and substance acceptable to Lessee and MFN, which provides for, among other things, the following: (i) assumption of the Agreement #2, as amended, pursuant to section 365 of the Bankruptcy Code, and (ii) a finding that the parties negotiated the Amendment at arm's length and in good faith. If such approval is not obtained on or before October 17, 2002 or such later date as the parties may agree to, this Amendment will be null and void and of no force or effect and Lessee agrees to pay the difference between the amended amounts invoiced for October and the actual amounts owed under the Agreement #2.

8. ASSUMPTION AND WAIVER OF SPECIFIC CLAIMS. If following the assumption of the Agreement #2:


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         (a) one or more metro fiber rings currently operated by MFN on which
Lessee has Lessee Fiber, is effectively abandoned because MFN elects no longer to operate those markets and the markets are sold to a third party, then any damage claim of Lessee arising from the effective abandonment of any such market is a general unsecured claim in the Pending Bankruptcy Case; and/or

         (b) one or more, but less than all, MFN's metropolitan networks are sold to a third party who intends to operate such networks, then, subject to Lessee's rights under section 365 of the Bankruptcy Code as described below, Lessee and MFN will execute a new agreement in all respects identical to the existing Agreement #2 but which includes only the Lessee Fiber in markets sold to a third party. The new agreement may be assigned by MFN to the third party pursuant to section 365 of the Bankruptcy Code, and the existing Agreement #2 will be deemed amended to eliminate the assigned Lessee Fiber from its scope. The occurrence of events contemplated by this subparagraph is not a breach by MFN of the Agreement #2 and will not give rise to a claim. Lessee may object to any assignment pursuant to section 365 of the Bankruptcy Code on the grounds that Lessee is not receiving adequate assurance of future performance or that an assignment to the third party assignee in question is otherwise not permitted under the Bankruptcy Code; provided, however, that in the event Lessee's objection to such assignment is sustained but the relevant network is nevertheless sold to the third party, the parties agree that damages, if any, arising from the breach resulting from MFN's inability to provide service to Lessee under the Agreement #2 with respect to the Lessee sold to the third party, will be a general unsecured claim in the Pending Bankruptcy Case; or

         (c) the Agreement #2 is terminated due to MFN's failure to perform or its rejection thereof, nothing herein constitutes a waiver of Lessee's right to a general unsecured claim for all outstanding Pre-Petition Debt and an administrative claim for post petition damages caused by any breach of the Agreement #2, or of the right of MFN or any party in interest to object to any such claim. Any and all administrative expense claims will require Williams Communications to satisfy the requirements of the Bankruptcy Code to establish the claim and is without prejudice to any other party's right to contest such claim; and/or

9. Except as amended, all of the original terms and conditions of the Agreement #2 continue in full force and effect, neither party is in currently in default, and the Agreement #2, as amended is hereby ratified and confirmed.


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10. This Amendment may be executed in counterparts, each of which taken together constitute one and the same instrument.

The parties have executed this Amendment on the dates set forth below.

METROMEDIA FIBER NETWORK SERVICES, INC., a Delaware corporation


Signature:        /s/ William G. La Perch
          ----------------------------------------------------

(Print) Name:     William G. La Perch
              ------------------------------------------------

(Print) Title:    Sr. Vice President
              ------------------------------------------------

(Print) Date:     10/10/02
             -------------------------------------------------




WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company


Signature:        /s/ Frank M. Semple
          ----------------------------------------------------

(Print) Name:      Frank M. Semple
              ------------------------------------------------

(Print) Title:    Chief Operating Officer
              ------------------------------------------------

(Print) Date:     10/2/02
             -------------------------------------------------



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